UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2015

VAALCO Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32167	76-0274813
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9800 Richmond Avenue, Suite 700 Houston, Texas		77042
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 623-0801

Not Applicable

(Former Name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 29, 2015, VAALCO Energy, Inc. (the “Company”) entered into an Amended and Restated Executive Employment Agreement (the “Employment Agreement”) with Steven P. Guidry, the Company’s Chairman and Chief Executive Officer. Except as provided below, the terms of the Employment Agreement are substantially consistent with the terms of Mr. Guidry’s prior employment agreement entered into in connection with his original appointment to the role of Chief Executive Officer, effective October 21, 2013 (the “Original Agreement”). Mr. Guidry’s base salary and annual bonus target remain unchanged from the base salary and annual bonus target included in the Original Agreement.

The term of the Employment Agreement was extended through December 31, 2016 and extends automatically for an additional successive one-year period as of such date and as of each annual anniversary, unless either party gives notice to the other at least sixty days prior to such annual anniversary that no such automatic extension shall occur.

Additionally, the Compensation Committee of the Company’s Board of Directors determined that it is in the best interest of the Company and its shareholders that, in the event of a qualifying termination of Mr. Guidry in connection with a change in control of the Company, Mr. Guidry be provided with sufficient severance benefits so that Mr. Guidry can exercise independent judgment regarding the best interests of the Company and its shareholders when evaluating a prospective change in control event. The Compensation Committee also reviewed market data and the practices of the Company’s peer group in determining to include this provision in the Employment Agreement.

Under the Employment Agreement, if during the term of the employment agreement and within the twelve month period following a “Change in Control” (as defined in the Employment Agreement) or within the three month period preceding a Change in Control Mr. Guidry’s employment is terminated other than (i) by the Company for Cause (as defined in the Employment Agreement), (ii) by Mr. Guidry for other than Good Reason (as defined in the Employment Agreement) or (iii) due to Mr. Guidry’s death or Disability (as defined in the Employment Agreement), subject to his execution of a release of claims, Mr. Guidry will be entitled to severance benefits consisting of: (i) continued group health plan coverage for one year, (ii) accrued and unpaid base salary, unused vacation days, and reimbursement for previously incurred business expenses and (iii) an additional payment, payable over a one year period following termination, equal to two times the sum of (x) Mr. Guidry’s base salary then in effect and (y) the higher of (A) the average of Mr. Guidry’s annual bonus paid or payable for the two calendar years immediately preceding the calendar year in which the termination date occurs and (B) Mr. Guidry’s annual bonus for the calendar year in which the termination date occurs (such higher number, the “Bonus Amount”).

The provisions pertaining to the post-employment payments to be made to Mr. Guidry absent a Change in Control remain unchanged from the terms as set forth in the Original Agreement. The definitions for Cause, Good Reason and Disability are unchanged from the Original Agreement.

The Employment Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The description of the Employment Agreement herein does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.1. The Original Agreement was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on September 23, 2013 and is incorporated herein by reference. The description of the Original Agreement herein does not purport to be complete and is qualified in its entirety by reference to the Original Agreement, as filed.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits.

Exhibit Number	Description

10.1	Amended and Restated Executive Employment Agreement, effective September 29, 2015, between VAALCO Energy, Inc. and Steven P. Guidry

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAALCO Energy, Inc.
(Registrant)

Date: October 2, 2015	By:	/s/ Eric J. Christ
Eric J. Christ Vice President, General Counsel and Corporate Secretary

Exhibit Index

4
Exhibit Number	Description
10.1	Amended and Restated Executive Employment Agreement, effective September 29, 2015, between VAALCO Energy, Inc. and Steven P. Guidry